KILPATRICK STOCKTON LLP                                    Attorneys at Law
                                                                 Suite 2800
                                                      1100 Peachtree Street
                                               Atlanta, Georgia  30309-4530
                                                    Telephone: 404.815.6500
                                                    Facsimile: 404.815.6555

                                            E-mail: lledbetter@kilstock.com
          March 9, 1998
                                                  Direct Dial: 404.815.6175



Equifax Inc.
1600 Peachtree Street, N.W.
Atlanta, Georgia  30309

     Re:  Offering of $400,000,000 of Securities of Equifax Inc.

Ladies and Gentlemen:

     We are delivering this opinion letter at your request in connection with our representation of Equifax Inc. (the "Company") with regard to the registration under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement") relating to the contemplated offering from time to time by the Company of up to Four Hundred Million Dollars ($400,000,000) aggregate offering price of one or more of the following securities (together, the "Securities"): (i) unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series; (ii) shares of preferred stock, par value $0.01 per share ("Preferred Stock"), in one or more series; (iii) shares of Preferred Stock represented by depositary shares ("Depositary Shares"); (iv) shares of common stock, $1.25 par value per share with common stock purchase rights attached ("Common Stock"); or
(v) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock ("Warrants").

     The Debt Securities are to be issued from time to time pursuant to the terms of an indenture ("Indenture") to be entered into by and between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). Shares of Preferred Stock of each series represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among the Company, the depositary named therein (the "Preferred Stock Depositary") and the holders from time to time of the Depositary Receipts. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered
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KILPATRICK STOCKTON LLP

Equifax Inc.
March 9, 1998
Page 2


pursuant thereto.

     We are delivering this opinion in our capacity as counsel to the Company solely in connection with the filing of the Registration Statement and the registration of the Securities.
We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.

     We have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     The opinions set forth in this opinion letter are limited to the federal laws of the United States and the laws of the State of Georgia.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that:

     (1) Assuming the Indenture is duly authorized, executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, when the specific terms of a particular Debt Security have been duly established in accordance with the Indenture and applicable law, and any such Debt Security has been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Security will constitute a valid and binding obligation of the Company.

     (2) The Company has the authority pursuant to its Amended and Restated Articles of Incorporation (the "Articles") to issue up to Ten Million (10,000,000) shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Articles and applicable law, and upon adoption by the Board of Directors of the Company of a resolution regarding the sale and issuance thereof in form and content as required by applicable law, the Articles and the Company's bylaws (the "Bylaws") and payment of consideration determined by the Board of Directors to be adequate for shares of such series, and upon issuance and delivery of shares of such series in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution in an amount not


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KILPATRICK STOCKTON LLP

Equifax Inc.
March 9, 1998
Page 3




exceeding the authorized but not issued and outstanding shares, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

     (3) When the specific terms of an issuance of Depositary Shares have been duly established in accordance with a Deposit Agreement duly authorized, executed and delivered by the parties thereto and applicable law, and when the Depositary Receipts in the form contemplated and authorized by the Deposit Agreement have been duly executed and delivered by the Preferred Stock Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and when all corporate action necessary for the issuance of such Depositary Shares and the underlying Preferred Stock has been taken and the Company has received consideration determined by the Board of Directors to be adequate for the issuance thereof, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

     (4) The Company has authority pursuant to its Articles to issue up to Three Hundred Million (300,000,000) shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution regarding the sale and issuance thereof in form and content as required by applicable law, the Articles and the Bylaws, and payment of consideration determined by the Board of Director to be adequate for such shares, and upon issuance and delivery of such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution in an amount not exceeding the authorized but not issued and outstanding shares, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     (5) Assuming the Warrant Agreement is duly authorized, executed and delivered by the Company and by the Warrant Agent, when the specific terms of a particular issuance of Warrants have been duly established by such Warrant Agreement and the Warrants duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute valid and binding

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KILPATRICK STOCKTON LLP

Equifax Inc.
March 9, 1998
Page 4




obligations of the Company.

     The opinions set forth in clauses (1) and (5) above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

     To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     To the extent that the obligations of the Company under each Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Preferred Stock Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Preferred Stock Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement constitutes the legal, valid and binding obligation of the Preferred Stock Depositary, enforceable against the Preferred Stock Depositary in accordance with its terms; that the Preferred Stock Depositary is in compliance, generally and with respect to acting as a Preferred Stock Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the


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KILPATRICK STOCKTON LLP

Equifax Inc.
March 9, 1998
Page 5




Preferred Stock Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

     To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement constitutes the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     This opinion letter is provided to the Company for its exclusive use solely in connection with the filing of the Registration Statement, and may not be relied upon by any other person or for any other purpose without prior written consent.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                           Very truly yours,

                                           KILPATRICK STOCKTON LLP

                                          By:  /s/ Larry D. Ledbetter
                                           Larry D. Ledbetter,
                                           Partner



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